UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2015, The Brenner Group, Inc. (the “Brenner Group”) notified Unwired Planet, Inc. (the “Company”) of an anticipated change in personnel with respect to the interim chief financial officer (“CFO”) services currently being provided by Mark Thompson. Consequently, the Company expects Mr. Thompson to resign from his current position as the Company’s interim CFO, principal financial officer and principal accounting officer on or about March 12, 2015.

As previously disclosed, Mr. Thompson has provided services to the Company as interim CFO pursuant to a consulting agreement between the Company and the Brenner Group, which was entered into as of October 31, 2014 (the “Consulting Agreement”). The Brenner Group has begun the process of identifying Mr. Thompson’s replacement under the Consulting Agreement. Until his replacement is identified and appointed by the Company’s Board of Directors, Mr. Thompson will continue to provide services as interim CFO pursuant to the Consulting Agreement.

For further information regarding the Consulting Agreement, please refer to the Company’s Form 8-K filed on November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Mark Thompson

Dated: February 12, 2015	Name:	Mark Thompson
	Title:	Chief Financial Officer